Exhibit 99 (b)


















                   AGREEMENT AND PLAN OF MERGER

                               among

              PEOPLES HERITAGE FINANCIAL GROUP, INC.,

                          PHFG, INC. and

                         ATLANTIC BANCORP

                     dated as of June 24, 1997
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                   AGREEMENT AND PLAN OF MERGER
                         TABLE OF CONTENTS

ARTICLE I DEFINITIONS.........................................  1

ARTICLE II THE MERGER.........................................  6

     2.1  The Merger..........................................  6
     2.2  Effective Time; Closing.............................  6
     2.3  Effect on Outstanding Shares........................  7
     2.4  Shareholder Rights; Stock Transfers.................  8
     2.5  Dissenting Shares...................................  8
     2.6  Exchange Procedures.................................  8
     2.7  Options.............................................  9
     2.8  Withholding Rights.................................. 10
     2.9  Additional Actions.................................. 10

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF THE COMPANY... 11

     3.1  Capital Structure................................... 11
     3.2  Organization, Standing and Authority of the Company. 11
     3.3  Company Subsidiaries................................ 12
     3.4  Organization, Standing and Authority of Company
          Subsidiaries........................................ 12
     3.5  Authorized and Effective Agreement; Consents and
          Approvals........................................... 12
     3.6  Regulatory Reports.................................. 13
     3.7  Financial Statements................................ 14
     3.8  Material Adverse Change............................. 15
     3.9  Environmental Matters............................... 15
     3.10 Tax Matters......................................... 15
     3.11 Legal Proceedings................................... 16
     3.12 Compliance with Laws................................ 16
     3.13 Certain Information................................. 17
     3.14 Employee Benefit Plans.............................. 17
     3.15 Certain Contracts................................... 19
     3.16 Brokers and Finders................................. 20
     3.17 Insurance........................................... 20
     3.18 Properties.......................................... 20
     3.19 Labor............................................... 21
     3.20 Transactions with Affiliates........................ 21
     3.21 Nonperforming and Classified Assets................. 21
     3.22 Required Vote; Inapplicability of Antitakeover
          Statutes; Fairness Opinion.......................... 22
     3.23 Disclosures......................................... 22

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ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF PHFG........... 23

     4.1  Organization, Standing and Authority of PHFG........ 23
     4.2  Organization,  Standing, Authority and Ownership of
          the PHFG Subsidiaries............................... 23
     4.3  Authorized and Effective Agreement; Consents and
          Approvals........................................... 23
     4.4  Securities Documents................................ 24
     4.5  Financial Statements................................ 24
     4.6  Access to Funds..................................... 25
     4.7  Legal Proceedings................................... 25
     4.8  Certain Information................................. 25
     4.9  Disclosures......................................... 26

ARTICLE V COVENANTS........................................... 26

     5.1  Reasonable Best Efforts............................. 26
     5.2  Shareholder Meeting................................. 26
     5.3  Regulatory Matters.................................. 27
     5.4  Investigation and Confidentiality................... 27
     5.5  Press Releases...................................... 28
     5.6  Business of the Company............................. 28
     5.7  Current Information................................. 31
     5.8  Benefit Plans and Arrangements...................... 32
     5.9  Indemnification; Insurance.......................... 32
     5.10 The Bank Merger..................................... 34
     5.11 Disclosure Supplements.............................. 34
     5.12 Failure to Fulfill Conditions....................... 34

ARTICLE VI   CONDITIONS PRECEDENT............................. 34

     6.1  Conditions Precedent - PHFG, Merger Sub and the
          Company............................................. 34
     6.2  Conditions Precedent - The Company.................. 35
     6.3  Conditions Precedent - PHFG and Merger Sub.......... 36

ARTICLE VII   TERMINATION, WAIVER AND AMENDMENT............... 38


     7.1  Termination......................................... 38
     7.2  Effect of Termination............................... 39
     7.3  Survival of Representations, Warranties and
          Covenants........................................... 39
     7.4  Waiver.............................................. 39
     7.5  Amendment or Supplement............................. 39

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ARTICLE VIII   MISCELLANEOUS.................................. 40

     8.1  Expenses; Termination Fee........................... 40
     8.2  Entire Agreement.................................... 42
     8.3  Assignment; Successors.............................. 42
     8.4  Notices............................................. 42
     8.5  Alternative Structure............................... 43
     8.6  Interpretation...................................... 43
     8.7  Counterparts........................................ 44
     8.8  Governing Law....................................... 44
     8.9  Effectiveness....................................... 44

Exhibit A Form of Shareholder Agreement
Exhibit B Matters to be covered by opinion of counsel to PHFG
Exhibit C Matters to be covered by opinion of counsel to the Company

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                   AGREEMENT AND PLAN OF MERGER


     Agreement and Plan of Merger, dated as of June 24, 1997, by and among Peoples Heritage Financial Group, Inc. ("PHFG"), a Maine corporation, PHFG, Inc. ("Merger Sub"), a Maine corporation and a wholly-owned subsidiary of PHFG, and Atlantic Bancorp (the "Company"), a Maine corporation (the "Agreement").


                       W I T N E S S E T H:


     WHEREAS, the Boards of Directors of PHFG and the Company have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transactions provided for herein, subject to the terms and conditions set forth herein; and

     WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby; and

     WHEREAS, as a condition and inducement to PHFG's willingness to enter into this Agreement, the directors of the Company and certain shareholders of the Company (such directors and shareholders collectively, the "Shareholders") are concurrently entering into a Shareholder Agreement with PHFG (collectively, the "Shareholder Agreement"), in the form attached hereto as Exhibit A, pursuant to which, among other things, the Shareholders agree to vote their shares of capital stock of the Company in favor of this Agreement and the transactions contemplated hereby;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto do hereby agree as follows:


                             ARTICLE I

                            DEFINITIONS


     "Acquisition Transaction" shall have the meaning set forth in Section 5.6(b) hereof.

     "Affiliate" shall have the meaning set forth in Section 3.20 hereof.

     "Articles of Merger" shall have the meaning  set  forth in Section 2.2 hereof.
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     "Bank" shall mean Atlantic Bank National Association,  a national bank and a wholly-owned subsidiary of the Company.

     "Bank Merger" and "Bank Merger Agreement" shall have the meanings set forth in Section 5.10 hereof.

     "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

     "BIF" shall mean the Bank Insurance Fund administered by the FDIC.

     "Class A Common Stock, "Class B Common Stock" and "Class C Common Stock" shall have the meanings set forth in Section 3.1 hereof.

     "Closing" shall have the meaning set forth in Section 2.2 hereof.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commission" shall mean the Securities and Exchange Commission.

     "Company Capital Stock" shall mean the Company Preferred Stock and the Company Common Stock.

     "Company Common Stock" shall mean the common stock, par value $0.01 per share, of the Company.

     "Company Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of the Company as of December 31, 1996 and 1995 and the consolidated statements of income, changes in shareholders' equity and cash flows (including related notes and schedules, if any) of the Company for each of the three years ended December 31, 1996, 1995 and 1994, (ii) the consolidated balance sheet (including related notes and schedules, if any) of the Company as of March 31, 1997 and the consolidated statements of income (including related notes and schedules, if any) of the Company for the three months ended March 31, 1997 and 1996 and (iii) the consolidated balance sheets of the Company (including related notes and schedules, if any) and the consolidated statements of income (including related notes and schedules, if any) of the Company with respect to the quarterly and annual periods ended subsequent to March 31, 1997 and delivered to PHFG pursuant to Section 5.7 hereof.

     "Company Preferred Stock" shall mean the preferred stock, par value $0.01 per share, of the Company.

     "Company Option Plan"  shall  mean the Company's Employee Stock Option
Plan.

     "Company Options" shall mean options to purchase shares of Class A Common Stock granted pursuant to the Company Option Plan and the Connell Option.








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     "Confidentiality Agreement"  shall  have  the  meaning  set  forth  in
Section 5.4(b) hereof.

     "Connell Option" shall mean the non-qualified stock option to purchase 45,863 shares of Class A Common Stock granted by the Company to Lawrence Connell pursuant to the Second Amendment, dated as of April 24, 1997, to the Employment Agreement between the Company and Mr. Connell.

     "CRA" shall mean the Community Reinvestment Act of 1977, as amended.

     "Dissenting Shares" shall have the meaning set forth in Section 2.5 hereof.

     "DOJ" shall mean the United States Department of Justice.

     "Effective Time" shall mean the time specified pursuant to Section 2.2(a) hereof as the effective time of the Merger.

     "Environmental Claim" means any written notice from any governmental authority or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

     "Environmental Laws" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface or subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Laws includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.
<section>9601,  ET  SEQ;  the  Resource Conservation and Recovery  Act,  as
amended, 42 U.S.C. <section>6901, ET SEQ; the Clean Air Act, as amended, 42 U.S.C. <section>7401, ET SEQ; the Federal Water Pollution Control Act, as amended, 33 U.S.C. <section>1251, ET SEQ; the Toxic Substances Control Act, as amended, 15 U.S.C. <section>9601, ET SEQ; the Emergency Planning and Community Right to Know Act, 42 U.S.C. <section>1101, ET SEQ; the Safe Drinking Water Act, 42 U.S.C. <section>300f, ET SEQ; and all comparable state and local laws, and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.


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     "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

     "FDIC" shall mean the Federal Deposit Insurance Corporation, or any successor thereto.

     "FHLB" shall mean the Federal Home Loan Bank of Boston.

     "FRB" shall mean the Board of Governors of the Federal Reserve System.

     "Governmental  Entity"  shall   mean   any  federal  or  state  court,
administrative agency or commission or other governmental authority or instrumentality.

     "Massachusetts Board" shall mean the Massachusetts Board of Bank Incorporation.

     "Material  Adverse  Effect  on the Company" shall mean any effect that
(i) is material and adverse to the financial condition, results of operations or business of the Company and the Bank taken as a whole or (ii) materially impairs the ability of either the Company or the Bank to consummate the transactions contemplated by this Agreement (including without limitation the Merger and the Bank Merger), provided, however, that Material Adverse Effect shall not be deemed to include (i) the impact of changes in (a) laws and regulations or interpretations thereof or (b) generally accepted accounting principles, that in each case are generally applicable to the banking industry or (ii) actions taken or to be taken by the Company or the Bank upon the written request of PHFG pursuant to this Agreement.

     "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

     "MBCA" shall mean the Maine Business Corporation Act, as amended.

     "MEGO Loans" shall mean the home improvement loans purchased by the Company from MEGO Mortgage.

     "Merger" shall have the meaning set forth in Section 2.1(a) hereof.

     "Merger Consideration" shall have the meaning set forth in Section 2.3 hereof.

     "MRSA" shall mean the Maine Revised Statutes Annotated.

     "OCC" shall mean the Office of the Comptroller of the Currency of the U.S. Department of the Treasury, or any successor thereto.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.







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     "PHFG  Financial  Statements"  shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of PHFG as of December 31, 1996 and 1995 and the consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) of PHFG for each of the three years ended December 31, 1996, 1995 and 1994, (ii) the consolidated balance sheet (including related notes and schedules, if any) of PHFG as of March 31, 1997 and the consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) of PHFG for the three months ended March 31, 1997 and 1996 and (iii) the consolidated balance sheets of PHFG (including related notes and schedules, if any) and the consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) of PHFG included in the Securities Documents filed by the Acquiror with respect to the quarterly and annual periods subsequent to March 31, 1997.

     "PHB" shall mean Peoples Heritage Bank, a Maine-chartered universal bank and a wholly-owned subsidiary of PHFG.

     "Previously Disclosed" shall mean disclosed in (i) a letter dated the date hereof delivered from the disclosing party to the other party specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein, or (ii) a letter dated after the date hereof from the disclosing party specifically referring to this Agreement and describing in reasonable detail the matters contained therein and delivered by the other party pursuant to Section 5.11 hereof. The inclusion of any matter in information Previously Disclosed shall not be deemed an admission or otherwise to imply that any such matter is material for purposes of this Agreement.

     "Proxy Statement" shall mean the proxy statement to be delivered by the Company to its shareholders in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby, including any amendment or supplement thereto.

     "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

     "Securities Laws" shall mean the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

     "Series A Preferred Stock," "Series B Preferred Stock" and "Series C Preferred Stock" shall have the meanings set forth in Section 3.1 hereof.







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

     "Subsidiary" and "Significant Subsidiary" shall have the meanings set forth in Rule 1-02 of Regulation S-X of the Commission.

     "Superintendent" shall mean the Superintendent of the Bureau of Banking of the State of Maine.

     Other terms used herein are defined in the preamble and elsewhere in this Agreement.


                            ARTICLE II

                            THE MERGER


2.1  THE MERGER

     (a) Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.2 hereof), Merger Sub shall merge with and into the Company (the "Merger") in accordance with the applicable provisions of the MBCA. The Company shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") of the Merger, and shall continue its corporate existence under the laws of the State of Maine as a wholly-owned subsidiary of PHFG. The name of the Surviving Corporation shall continue to be "Atlantic Bancorp." Upon consummation of the Merger, the separate corporate existence of Merger Sub shall terminate.

     (b) From and after the Effective Time, the Merger shall have the effects set forth in Section 905 of the MBCA.

     (c) The Articles of Incorporation and Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation, respectively, until altered, amended or repealed in accordance with their terms and applicable law.

     (d) The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving
Corporation immediately following the Effective Time. Each of such directors and officers shall hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation and applicable provisions of the MBCA.

2.2  EFFECTIVE TIME; CLOSING

     The Merger shall become effective upon the filing of articles of merger (the "Articles of Merger") with the Secretary of State of the State of Maine, unless a different date and time is specified as the effective time in such Articles of Merger (the "Effective Time"). A








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closing (the "Closing") shall take place immediately prior to the Effective
Time at 10:00 a.m., Eastern Time, on the fifth business day following the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Article VI of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), at the offices of PHFG located at One Portland Square, Portland, Maine, or at such other place, at such other time, or on such other date as the parties may mutually agree upon. At the Closing, there shall be delivered to PHFG and the Company the opinions, certificates and other documents required to be delivered under Article VI hereof.

2.3  EFFECT ON OUTSTANDING SHARES

     Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of a holder of shares of Company Capital Stock:

          (a) each share of Company Common Stock issued and outstanding at the Effective Time (other than (i) Dissenting Shares and (ii) shares of Company Common Stock owned by the Company or PHFG or any of their respective wholly-owned subsidiaries, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall become and be converted into the right to receive $17.00 in cash without interest (the "Merger Consideration");

          (b) each share of Company Preferred Stock issued and outstanding at the Effective Time (other than (i) Dissenting Shares and (ii) shares of Company Preferred Stock owned by the Company or PHFG or any of their respective wholly-owned subsidiaries, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall become and be converted into the right to receive an amount in cash computed by multiplying (i) the Merger Consideration by (ii) the number of shares of Company Common Stock, including fractions of a share, into which such share of Company Preferred Stock is convertible in accordance with its terms;

          (c) each share of Company Capital Stock owned by the Company or PHFG or any of their respective wholly-owned subsidiaries at the Effective Time (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall be cancelled and retired and shall not represent capital stock of the Surviving Corporation, and no exchange or payment shall be made with respect thereto; and

          (d) each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be changed into a share of Class A Common Stock of the Surviving Corporation and shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.









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

2.4  SHAREHOLDER RIGHTS; STOCK TRANSFERS

     Except as provided in Section 2.5 hereof, at the Effective Time, holders of Company Capital Stock shall cease to be and shall have no rights as shareholders of the Company, other than to receive the aggregate Merger Consideration to which such holders are entitled pursuant to Section 2.3 hereof. After the Effective Time, there shall be no transfers on the stock transfers books of the Company or the Surviving Corporation of shares of Company Capital Stock.

2.5  DISSENTING SHARES

     Each outstanding share of Company Capital Stock the holder of which has perfected his right to dissent under the MBCA and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration specified in Section 2.3 hereof, and the holder thereof shall be entitled only to such rights as are granted by Section 909 of the MBCA. If any holder of Dissenting Shares shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Dissenting Shares held by such holder shall thereupon be treated as though such Dissenting Shares had been converted into the right to receive the aggregate Merger Consideration to which such holder would be entitled pursuant to Section 2.3 hereof. The Company shall give PHFG prompt notice upon receipt by the Company of any such written demands for payment of the fair value of shares of Company Capital Stock and of withdrawals of such demands and any other instruments provided pursuant to the MBCA. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

2.6  EXCHANGE PROCEDURES

     (a) At and after the Effective Time, each certificate (each a "Certificate") previously representing shares of Company Capital Stock, other than Dissenting Shares, shall represent only the right to receive the aggregate Merger Consideration specified in Section 2.3 hereof.

     (b) As of the Effective Time, PHFG shall deposit, or shall cause to be deposited, with such bank or trust company reasonably acceptable to the Company as PHFG may select, which may be a banking subsidiary of PHFG (the "Exchange Agent"), the aggregate Merger Consideration to be paid to the holders of shares of Company Capital Stock pursuant to Section 2.3 hereof in exchange for outstanding shares of Company Capital Stock.

     (c) Within five business days after the Effective Time, PHFG shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates the following: (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, which shall be in a form and contain any other provisions as PHFG and the Company may determine; and (ii) instructions for use in effecting the surrender of





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

Certificates in exchange for the aggregate Merger Consideration to which such holder is entitled pursuant to Section 2.3 hereof. Upon the proper surrender of a Certificate to the Exchange Agent, together with a properly completed and duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the aggregate Merger Consideration which such holder has the right to receive in respect of the Certificate surrendered pursuant to
Section 2.3 hereof, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the Merger Consideration. In the event of a transfer of ownership of any shares of Company Capital Stock not registered in the transfer records of the Company, a check for the aggregate Merger Consideration to which the holder thereof is entitled pursuant to Section 2.3 hereof may be issued to the holder if the Certificate representing such Company Capital Stock is presented to the Exchange Agent, accompanied by documents sufficient, in the reasonable discretion of PHFG and the Exchange Agent, (i) to evidence and effect such transfer and (ii) to evidence that all applicable stock transfer taxes have been paid.

     (d) Any portion of the aggregate Merger Consideration or the proceeds of any investments thereof that remains unclaimed by the shareholders of the Company for six months after the Effective Time shall be repaid by the Exchange Agent to PHFG. Any shareholders of the Company who have not theretofore complied with this Section 2.6 shall thereafter look only to PHFG for payment of the Merger Consideration deliverable in respect of each share of Company Capital Stock such shareholder holds as determined pursuant to Section 2.3 of this Agreement without any interest thereon. If outstanding Certificates are not surrendered or the payments for them are not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of PHFG (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of PHFG, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of Company Capital Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (e) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by PHFG or the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the aggregate Merger Consideration deliverable in respect thereof pursuant to
Section 2.3 of this Agreement.

2.7  OPTIONS

     At the Effective Time, each Company Option which is outstanding and unexercised immediately prior to the Effective Time shall be terminated and each grantee thereof shall be entitled to receive, in lieu of each share of Class A Common Stock that would otherwise have been issuable upon the exercise thereof, an amount in cash computed by multiplying (i) the difference between (x) the Merger Consideration and (y) the per share exercise price applicable to such Company Option by (ii) the number of such shares of Class A Common Stock subject to such Company Option. The Company agrees to take or cause to be taken all action necessary to provide for such termination and payment effective at or before the Effective Time. The Company agrees (i) to provide each holder of a Company Option granted pursuant to the Company Option Plan the notice referred to in Section 6(i)(B) of the Company Option Plan, (ii) to provide to Lawrence Connell the notice referred to in Section 5(b) of the Connell Option and (iii) otherwise to take such actions as may be required to ensure that outstanding Company Options are terminated in the manner set forth in this Section 2.7 and are not exercised in accordance with their terms prior to the Effective Time.

2.8  WITHHOLDING RIGHTS

     PHFG (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of Company Capital Stock or Company Options such amounts as PHFG is required under the Code or any provision of state, local or foreign tax law to deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Capital Stock or Company Options, as applicable, in respect of which such deduction and withholding was made by PHFG.

2.9  ADDITIONAL ACTIONS

     If at any time after the Effective Time the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of Merger Sub or the Company, or (ii) otherwise carry out the purposes of this Agreement, each of Merger Sub and the Company and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Merger Sub, the Company or otherwise to take any and all such action.

                            ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF THE COMPANY


     Except as Previously Disclosed, the Company represents and warrants to PHFG as follows:

3.1  CAPITAL STRUCTURE

     The authorized capital stock of the Company consists of (i) 11,150,000 shares of Company Common Stock, consisting of 10,350,000 shares, 400,000 shares and 400,000 shares of Class A Common Stock, Class B Common Stock and Class C Common Stock, respectively, and (ii) 5,000,000 shares of Company Preferred Stock, including 400,000 shares, 15,000 shares and 5,000 shares of Series A Preferred Stock, Series B Preferred Stock and Series C
Preferred Stock, respectively. As of the date hereof, (i) there are 3,189,406 shares of Company Common Stock issued and outstanding, consisting of 2,886,680 shares, 35,339 shares and 267,387 shares of Class A Common Stock, Class B Common Stock and Class C Common Stock, respectively, and no shares of Company Common Stock are held as treasury shares; (ii) there are 406,875 shares of Company Preferred Stock issued and outstanding, consisting of 398,700 shares, 6,175 shares and 2,000 shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, respectively, and no shares of Company Preferred Stock are held as treasury shares; (iii) the outstanding shares of Company Preferred Stock are convertible into an aggregate of 972,960 shares of Company Common Stock; and (iv) the quarterly dividend rates on the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock are $0.2125 per share, $22.50 per share and $22.50 per share, respectively, and there are no accrued but unpaid dividends on such shares of Company Preferred Stock other than for the current calendar quarter. All outstanding shares of Company Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable and none of the outstanding shares of Company Capital Stock has been issued in violation of the preemptive rights of any person, firm or entity. The Company has Previously Disclosed each Company Option outstanding as of the date hereof, including the number of shares covered by each such Company Option and the exercise price thereof. Except for (i) Company Options to purchase 147,868 shares of Class A Common Stock as of the date hereof and (ii) the conversion rights of the holders of issued and outstanding shares of Company Preferred Stock, Class B Common Stock and Class C Common Stock as of the date hereof, there are no Rights authorized, issued or outstanding with respect to the Company Capital Stock.

3.2  ORGANIZATION, STANDING AND AUTHORITY OF THE COMPANY

     The Company is a corporation duly organized and validly existing under the MBCA with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on the Company. The Company is duly registered as a bank holding company under the BHCA and the regulations of the FRB thereunder. The Company has heretofore delivered to PHFG true and complete copies of the Articles of Incorporation and Bylaws of the Company as in effect as of the date hereof.

3.3  COMPANY SUBSIDIARIES

     The  only direct or indirect Subsidiary of the Company  is  the  Bank.
Except for capital stock of the Bank, FHLB stock or as Previously Disclosed, the Company does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization. The outstanding shares of capital stock of the Bank have been duly authorized and validly issued, are fully paid and nonassessable (except as provided in the National Bank
Act) and are directly owned by the Company free and clear of all liens, claims, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever. No Rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of the Bank and there are no agreements, understandings or commitments relating to the right of the Company to vote or to dispose of said shares or other ownership interests.

3.4  ORGANIZATION, STANDING AND AUTHORITY OF COMPANY SUBSIDIARIES

     The Bank (i) is a national bank duly organized and validly existing under the laws of the United States; (ii) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted; and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on the Company. The deposit accounts of the Bank are insured by the BIF to the maximum extent permitted by the FDIA, and the Bank has paid all premiums and assessments required by the FDIA and the regulations thereunder. The Company has heretofore delivered to PHFG true and complete copies of the Articles of Association and Bylaws of the Bank as in effect as of the date hereof.

3.5  AUTHORIZED AND EFFECTIVE AGREEMENT; CONSENTS AND APPROVALS

     (a) The Company has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of the Company's shareholders of this Agreement) to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Company, except for the approval of this Agreement by the Company's
shareholders.   This  Agreement  has  been  duly and validly
executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company which is enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby (including the Merger and the Bank Merger), nor compliance by the Company with any of the provisions hereof, (i) conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of the Company or the equivalent documents of the Bank, (ii) except as Previously Disclosed, violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of the Company or the Bank pursuant to, any note, bond, mortgage, indenture, deed of trust, lease, agreement or other instrument or obligation to which the Company or the Bank is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and shareholder approvals, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license applicable to the Company or the Bank, excluding from the foregoing clauses (ii) and (iii) conflicts, breaches, defaults or violations which, either individually or in the aggregate, would not have a Material Adverse Effect on the Company.

     (c) Except for (i) the filing of applications and notices with, and the consents, approvals and waivers of, as applicable, the FRB, the OCC, the FDIC, the DOJ, the Superintendent and, if required, the Massachusetts Board, (ii) the approval of this Agreement by the requisite vote of the shareholders of the Company, (iii) the filing of Articles of Merger with the Secretary of State of the State of Maine pursuant to the MBCA in connection with the Merger and (iv) the approval of the Bank Merger Agreement by the requisite vote of the Boards of Directors and shareholders of the Bank and PHB, and except for such filings, authorizations or approvals which are Previously Disclosed, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of the Company or the Bank in connection with (1) the execution and delivery by the Company of this Agreement and the transactions contemplated hereby and (2) the execution and delivery by the Bank of the Bank Merger Agreement and the consummation of the transactions contemplated thereby.

3.6  REGULATORY REPORTS

     Since formation of the Company and its acquisition of the Bank in 1994, each of the Company and the Bank has duly filed with the FRB and the OCC, as the case may be, in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations, and the Company has previously delivered or made available to PHFG accurate and complete copies of all such reports. In connection with the most recent examinations of the Company and the Bank by the FRB and the OCC, neither the Company nor the Bank was required to correct or change any action, procedure or proceeding which the Company believes in good faith has not been now corrected or changed as required, other than corrections or changes which, if not made, either individually or in the aggregate, would not have a Material Adverse Effect on the Company. The most recent Federal regulatory rating given to the Bank as to compliance with the CRA is "satisfactory." To the best knowledge of the Company, since its last Federal regulatory examination of CRA compliance, the Bank has not received any complaints as to CRA compliance.

3.7  FINANCIAL STATEMENTS

     (a) The Company has previously delivered or made available to PHFG accurate and complete copies of the Company Financial Statements for all periods ended prior to the date hereof, which in the case of the consolidated balance sheets of the Company as of December 31, 1996 and 1995 and the consolidated statements of income, changes in shareholders' equity and cash flows for each of the years ended December 31, 1996, 1995 and 1994 are accompanied by the audit report of Baker, Newman & Noyes, independent public accountants with respect to the Company. The Company Financial Statements referred to herein, as well as the Company Financial Statements to be delivered pursuant to Section 5.7 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of the Company as of the respective dates set forth therein, and the consolidated results of operations, changes in shareholders' equity and cash flows of the Company for the respective periods or as of the respective dates set forth therein.

     (b) Each of the Company Financial Statements has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein, and except that unaudited Company Financial Statements may not include all footnote disclosures required by generally accepted accounting principles. The consolidated audits of the Company have been conducted in accordance with generally accepted auditing standards. The books and records of the Company and the Bank are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of the Company and the Bank.

     (c) Except to the extent (i) reflected, disclosed or provided for in the consolidated statement of financial condition of the Company as of March 31, 1997 (including related notes) and (ii) of liabilities incurred since such date in the ordinary course of business, neither the Company nor the Bank has any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition, results of operations or business of the Company on a consolidated basis.

3.8  MATERIAL ADVERSE CHANGE

     Since March 31, 1997, (i) the Company and the Bank have conducted their respective businesses in the ordinary and usual course and (ii) no event has occurred or circumstances arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on the Company.

3.9  ENVIRONMENTAL MATTERS

     (a) To the best knowledge of the Company, the Company and the Bank are in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor the Bank has received any communication alleging that the Company or the Bank is not in such compliance and, to the best knowledge of the Company, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

     (b) To the best knowledge of the Company, none of the properties owned, leased or operated by the Company or the Bank has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not individually or in the aggregate have a Material Adverse Effect on the Company.

     (c) To the best knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against the Company or the Bank or against any person or entity whose liability for any Environmental Claim the Company or the Bank has or may have retained or assumed either contractually or by operation of law, except such which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     (d) The Company has Previously Disclosed any environmental studies conducted by it or the Bank since formation with respect to any properties directly or indirectly owned by it as of the date hereof.

3.10 TAX MATTERS

     (a) The Company and the Bank have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effec-tive Time. Neither the Company nor the Bank will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

     (b) All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by the Company and the Bank are complete and accurate in all material respects. Neither the Company nor the Bank is delinquent in the payment of any material tax, assessment or governmental charge, and none of them has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. Except as Previously Disclosed, the federal, state and local income tax returns of the Company and the Bank have been examined by the applicable tax authorities (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against the Company or the Bank as a result of such examinations or otherwise which have not been settled and paid. There are currently no agreements in effect with respect to the Company or the Bank to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to any such return is pending or, to the best of the Company's knowledge, threatened.

     (c) Neither the Company nor the Bank (i) is a party to any agreement providing for the allocation or sharing of taxes, (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or the Bank (nor does the Company have any knowledge that the Internal Revenue Service has proposed any such adjustment or change of accounting method) or (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

3.11 LEGAL PROCEEDINGS

     The Company has Previously Disclosed all existing or, to the knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions, controversies or governmental investigations of any nature against or involving the Company or the Bank, none of which if determined adversely would, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor the Bank is a party to any order, judgment or decree which has or could reasonably be expected to have a Material Adverse Effect on the Company.

3.12 COMPLIANCE WITH LAWS

     (a) Each of the Company and the Bank has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are necessary in order to permit it to carry on its business as it is presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect on the Company; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of the Company, no suspension or cancellation of any of the same is threatened.

     (b) Neither the Company nor the Bank currently is in violation of its respective Articles of Incorporation, Articles of Association or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking, securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any Governmental Entity, any of which violations or defaults could reasonably be expected to have a Material Adverse Effect on the Company; and neither the Company nor the Bank has received any notice or communication from any federal, state or local governmental authority asserting that the Company or the Bank is in violation of any of the foregoing which could reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor the Bank is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment which could reasonably be expected to have a Material Adverse Effect on the Company, and none of them has received any written communication from a Governmental Entity requesting that they enter into any of the foregoing.

3.13 CERTAIN INFORMATION

     The Proxy Statement, as of the date such Proxy Statement is mailed to shareholders of the Company and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (excluding any information relating specifically to PHFG which is expressly provided by PHFG to the Company for inclusion therein).

3.14 EMPLOYEE BENEFIT PLANS

     (a) The Company has Previously Disclosed all stock option, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any deferred compensation, bonus or group insurance contract or any other incentive, welfare or employee benefit plan, as defined in Section 3(3) of ERISA, or agreement, understanding, practice or commitment, formal or informal, sponsored, maintained or contributed to by the Company or the Bank for the benefit of the current or former directors, officers, employees or independent contractors of the Company or the Bank (the "Company Employee Plans"). The Company has previously furnished or made available to PHFG accurate and complete copies of the Company Employee Plans together with (i) the most recent actuarial and financial reports prepared with respect to any such plans that are qualified plans, (ii) the most recent annual reports filed with any governmental agency with respect to each such plan and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any such plan that is a qualified plan.

     (b) None of the Company, the Bank, any pension plan maintained by either of them and qualified under Section 401 of the Code or, to the best of the Company's knowledge, any fiduciary of such plan has incurred any liability to the PBGC, the Department of Labor or the Internal Revenue Service with respect to the coverage of any employees of the Company or the Bank under any Company Employee Plan that has not been satisfied in full and that would have a Material Effect on the Company. To the best of the Company's knowledge, no reportable event under Section 4043(b) of ERISA has occurred with respect to any Company Employee Plan that is a pension plan.

     (c) Neither the Company nor the Bank participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

     (d) A favorable determination letter has been issued by the Internal Revenue Service with respect to each Company Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "Company Pension Plan") which is intended to qualify under Section 401 of the Code to the effect that (i) such plan is qualified under Section 401 of the Code and (ii) the trust associated with such employee pension plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of the Company's knowledge, is threatened to be revoked and the Company does not know of any ground on which such revocation may be based. Neither the Company nor the Bank has any material liability under any such plan that is not reflected on the consolidated balance sheet of the Company at March 31, 1997 included in the Company Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

     (e) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any Company Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax on the Company or the Bank under Section 4975 of the Code or otherwise have a Material Adverse Effect on the Company.

     (f) Full payment has been made (or proper accruals have been established to the extent required by generally accepted accounting principles) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established to the extent required by generally accepted accounting principles) of all contributions which are due and payable after the date hereof and prior to the Effective Time, under the terms of each Company Employee Plan or ERISA; no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the

Code), whether or not waived, exists with respect to any Company Pension Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any Company Pension Plan.

     (g) The Company Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

     (h) There are no pending or, to the best knowledge of the Company, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Company Employee Plans or any trust related thereto or any fiduciary thereof.

3.15 CERTAIN CONTRACTS

     (a) Except as Previously Disclosed, neither the Company nor the Bank is a party to, is bound or affected by, receives or is obligated to pay, benefits under (i) any agreement, arrangement or commitment, including without limitation any agreement, indenture or other instrument, relating to the borrowing of money by the Company or the Bank (other than in the case of the Bank deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or the guarantee by the Company or the Bank of any obligation;
(ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of the Company or the Bank, other than any agreement, arrangement or commitment terminable at will and without the payment of any penalty by the Company or the Bank, or the termination of which otherwise would not have a Material Adverse Effect on the Company; (iii) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of the Company or the Bank upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events); (iv) any agreement, arrangement or understanding pursuant to which the Company or the Bank is obligated to indemnify any director, officer, employee or agent of the Company or the Bank; (v) any agreement, arrangement or understanding to which the Company or the Bank is a party or by which either of the same is bound which limits the freedom of the Company or the Bank to compete in any line of business or with any person or entity; (vi) any supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by an applicable federal or state regulatory agency; (vii) any lease of real or personal property requiring payments of annual rental in excess of $15,000, whether as lessor or lessee; or (viii) any other agreement, arrangement or understanding which involves an annual payment of more than $15,000. A copy of each such agreement, arrangement or understanding has been made available to PHFG or, if oral, has been described in writing and Previously Disclosed.

     (b) Neither the Company nor the Bank is in default or in non-compliance, which default or non-compliance could reasonably be expected to have a Material Adverse Effect on the Company, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

3.16 BROKERS AND FINDERS

     Except as Previously Disclosed, neither the Company nor the Bank, nor any of their respective directors, officers, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for the Company or the Bank in connection with this Agreement or the transactions contemplated hereby.

3.17 INSURANCE

     Each of the Company and the Bank believes that it is insured, and during each of the past three calendar years has been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations. The Company has Previously Disclosed to PHFG a list identifying all insurance policies maintained by it or the Bank as of the date hereof. All of the policies and bonds maintained by the Company and the Bank are in full force and effect and all claims thereunder have been filed in a due and timely manner and no such claim has been denied.

3.18 PROPERTIES

     All real and personal property owned by the Company or the Bank or presently used by either of them in their respective business is in condition (ordinary wear and tear excepted) sufficient to carry on the business of the Company and the Bank in the ordinary course of business consistent with their past practices. The Company and the Bank have good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of the material properties and assets, real and personal, reflected on the consolidated balance sheet as of March 31, 1997 included in the Company Financial Statements or acquired after such date, other than properties sold by the Company in the ordinary course of business, except (i) liens for current taxes not yet due or payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business and (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent. All real and personal property which is material to the Company's business on a consolidated basis and leased or licensed by the Company or the Bank is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate
or  lapse  prior  to  the  Effective  Time.   The  Company has  Previously
Disclosed a brief description of each material real property owned by the Company or the Bank and used in the conduct of its business.

3.19 LABOR

     No work stoppage involving the Company or the Bank is pending or, to the best knowledge of the Company, threatened. Neither the Company nor the Bank is involved in, or to the best knowledge of the Company threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving the employees of the Company or the Bank which could reasonably be expected to have a Material Adverse Effect on the Company. Employees of the Company and the Bank are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of the Company's knowledge, there have been no efforts to unionize or organize any employees of the Company or the Bank since their formation.

3.20 TRANSACTIONS WITH AFFILIATES

     Except as Previously Disclosed, there are no existing or pending transactions, nor are there any agreements or understandings, with any directors, officers or employees of the Company or the Bank or any person or entity affiliated with any of them (collectively, "Affiliates"), relating to, arising from or affecting the Company or the Bank, including without limitation any transactions, arrangements or understandings relating to the purchase or sale of goods or services, the lending of monies or the sale, lease or use of any assets of the Company or the Bank.

3.21 NONPERFORMING AND CLASSIFIED ASSETS

     (a) Each loan on the books and records of the Company, including unfunded portions of outstanding lines of credit and loan commitments, was made and has been serviced in all material respects in accordance with customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, to the best knowledge of the Company, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditor's rights and to general equity principles.

     (b) The Company has Previously Disclosed as of May 31, 1997: (i) any written or, to the Company's knowledge, oral loan or similar agreement under the terms of which the obligor is 60 or more days delinquent in payment of principal or interest, or to the best of the Company's knowledge, in default of any other provision thereof; (ii) each loan or similar agreement which has been classified as "substandard," "doubtful" or "loss" or designated "special mention" by the Company or an applicable regulatory authority; (iii) a listing of the real estate owned acquired by the Company by foreclosure or by deed-in-lieu thereof; and (iv) the MEGO Loans, including their carrying value under generally accepted accounting principles and the amount of specific reserves, if any, which have been established by the Company against the MEGO Loans, individually and in the aggregate.

3.22 REQUIRED  VOTE;  INAPPLICABILITY  OF  ANTITAKEOVER  STATUTES; FAIRNESS
OPINION

     (a) This Agreement and the transactions contemplated hereby are required to be approved on behalf of the Company by (i) the affirmative vote of the holders of at least a majority of the outstanding shares of each of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Class A Common Stock, the Class B Common Stock and the Class C Common Stock, voting as separate classes, and (ii) the affirmative vote of a majority of the total number of votes which may be cast by the holders of the outstanding shares of Series A Preferred Stock and the Class A Common Stock, voting as a single class.

     (b) No "control share acquisition," "business combination moratorium," "fair price" or other form of antitakover statute or regulation, including without limitation Sections 611-A and 910 of the MBCA, is applicable to this Agreement and the transactions contemplated hereby or the Bank Merger Agreement and the transactions contemplated thereby.

     (c) The Company has received a written opinion of M.A. Schapiro & Co., Inc. dated the date hereof to the effect that, as of the date hereof, the consideration to be received by the shareholders of the Company pursuant to this Agreement is fair to such shareholders from a financial point of view.

3.23 DISCLOSURES

     None of the representations and warranties of the Company or any of the written information or documents which are furnished by the Company to PHFG pursuant to this Agreement or in connection with the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, at the time and in light of the circumstances (including without limitation the nature and scope of the information described in the representation, warranty, information or document), not misleading. Copies of all documents Previously Disclosed or made available to PHFG pursuant to this Article III are true, correct and complete copies thereof and include all amendments, supplements and modifications thereto and all waivers thereunder.

                            ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF PHFG


     PHFG represents and warrants to the Company as follows:

4.1  ORGANIZATION, STANDING AND AUTHORITY OF PHFG

     PHFG is a corporation duly organized and validly existing under the laws of the State of Maine with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the ability of PHFG to consummate the transactions contemplated hereby. PHFG is duly registered as a bank holding company under the BHCA and the regulations of the FRB thereunder.

4.2  ORGANIZATION,  STANDING,  AUTHORITY   AND   OWNERSHIP   OF   THE  PHFG
SUBSIDIARIES

     Each PHFG Subsidiary which is a Significant Subsidiary (i) is duly organized and validly existing under the laws of the jurisdiction of its incorporation; (ii) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted; and
(iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed, qualified or in good standing would have a material adverse effect on the ability of Merger Sub or PHB to consummate the transactions contemplated hereby and the Bank Merger Agreement.

4.3  AUTHORIZED AND EFFECTIVE AGREEMENT; CONSENTS AND APPROVALS

     (a) Each of PHFG and Merger Sub has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals) to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of PHFG and Merger Sub. This Agreement has been duly and validly executed and delivered by PHFG and Merger Sub and constitutes a legal, valid and binding obligation of PHFG and Merger Sub which is enforceable against PHFG and Merger Sub in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby (including the Merger and the Bank Merger), nor compliance by PHFG and Merger Sub with any of the provisions hereof, (i) conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of PHFG, Merger Sub or any other PHFG Subsidiary, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of PHFG, Merger Sub or any other PHFG Subsidiary pursuant to, any note, bond, mortgage, indenture, deed of trust, lease, agreement or other instrument or obligation to which PHFG, Merger Sub or any other PHFG Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental approvals, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license applicable to PHFG, Merger Sub or any other PHFG Subsidiary.

     (c) Except for (i) the filing of applications and notices with, and the consents, approvals and waivers of, as applicable, the FRB, the OCC, the FDIC, the DOJ, the Superintendent and, if required, the Massachusetts Board, (ii) the filing of Articles of Merger with the Secretary of State of the State of Maine pursuant to the MBCA in connection with the Merger and
(iii) the approval of the Bank Merger Agreement by the requisite votes of the Board of Directors and shareholders of the Bank and PHB, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of PHFG, Merger Sub or any other PHFG Subsidiary in connection with (1) the execution and delivery by PHFG and Merger Sub of this Agreement and the transactions contemplated hereby and (2) the execution and delivery by PHB of the Bank Merger Agreement and the consummation of the transactions contemplated thereby.

4.4  SECURITIES DOCUMENTS

     PHFG has previously delivered or made available to the Company a complete copy of all Securities Documents filed by PHFG pursuant to the Securities Laws or mailed by PHFG to its shareholders as a class since January 1, 1994. PHFG has timely filed with the Commission all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not misleading.

4.5  FINANCIAL STATEMENTS

     PHFG has previously delivered or made available to the Company accurate and complete copies of the PHFG Financial Statements for all periods ended prior to the date hereof, which in the case of the consolidated balance sheets of PHFG as of December 31,

1996 and 1995 and the consolidated statements of income, shareholders' equity and cash flows for each of the years ended December 31, 1996, 1995 and 1994 are accompanied by the audit report of KPMG Peat Marwick
LLP,  independent  public  accountants  with respect  to  PHFG.   The  PHFG
Financial Statements fairly present or will fairly present, as the case may be, the consolidated financial condition of PHFG as of the respective dates set forth therein, and the consolidated results of operations, shareholders' equity and cashflows of PHFG for the respective periods or as of the respective dates set forth therein. Each of the PHFG Financial Statements has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the
periods  involved,  except  as  stated  therein.   Except to the extent (i)
reflected, disclosed or provided for in the consolidated balance sheet of PHFG as of March 31, 1997 (including related notes) and (ii) of liabilities incurred since March 31, 1997 in the ordinary course of business, neither PHFG nor any PHFG Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise, which would have a material adverse effect on the ability of PHFG to fulfill its obligations to pay for shares of Company Capital Stock in accordance with the terms of Section 2.3 hereof.

4.6  ACCESS TO FUNDS

     PHFG has, or on the date of the Closing will have, all funds necessary to consummate the Merger and pay the aggregate Merger Consideration to holders of Company Capital Stock pursuant to Section 2.3 hereof.

4.7  LEGAL PROCEEDINGS

     There are no existing or, to the knowledge of PHFG, threatened, legal, administrative, arbitral or other proceedings, claims, actions, controversies or governmental investigations of any nature against or involving PHFG or any PHFG Subsidiary which could reasonably be expected to have a material adverse effect on the ability of PHFG, Merger Sub or PHB to consummate the transactions contemplated hereby and by the Bank Merger Agreement.

4.8  CERTAIN INFORMATION

     None of the information relating to PHFG supplied or to be supplied by PHFG to the Company expressly for inclusion in the Proxy Statement, as of the date such Proxy Statement is mailed to shareholders of the Company and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.9  DISCLOSURES

     None of the representations and warranties of PHFG or any of the written information or documents furnished by PHFG to the Company pursuant to this Agreement or in connection with the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, at the time and in light of the circumstances (including without limitation the nature and scope of the information described in the representation, warranty, information or document), not misleading.


                             ARTICLE V

                             COVENANTS


5.1  REASONABLE BEST EFFORTS

     Subject to the terms and conditions of this Agreement, each party to this Agreement shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations so as to permit consummation of the Merger (including, without limitation, satisfaction of the conditions to consummation of the Merger specified in
Article VI of this Agreement) and the Bank Merger on or before October 31, 1997 or, in the event that requisite regulatory and other approvals have not yet been obtained, as promptly as practicable thereafter, and to otherwise enable consummation of the transactions contemplated hereby, and shall cooperate fully with the other party or parties hereto to that end.

5.2  SHAREHOLDER MEETING

     The Company shall take all action necessary to have its shareholders consider this Agreement and the transactions contemplated hereby at a special meeting of shareholders which is called for the purpose as promptly as practicable after the date hereof. Except to the extent legally required for the discharge by the Board of Directors of its fiduciary duties, as advised by counsel, the Board of Directors of the Company will recommend that the shareholders of the Company approve this Agreement and the transactions contemplated hereby. The parties hereto shall promptly cooperate with each other in the preparation of the Proxy Statement, which shall contain such information as is mutually agreeable to the parties.

5.3  REGULATORY MATTERS

     (a) The parties hereto shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities and third parties which are necessary or advisable to consummate the transactions contemplated by this Agreement and the Bank Merger Agreement (including the Merger and the Bank Merger). PHFG and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made with or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

     (b) PHFG and the Company shall, upon request, furnish each other with all information concerning themselves, their respective Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of PHFG, the Company or any of their respective Subsidiaries to any
Governmental Entity in connection with the transactions contemplated by this Agreement and the Bank Merger Agreement.

     (c) PHFG and the Company shall promptly furnish each other with copies of written communications received by PHFG or the Company, as the case may be, or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement and the Bank Merger Agreement.

5.4  INVESTIGATION AND CONFIDENTIALITY

     (a) The Company shall permit PHFG and its representatives reasonable access to its properties and personnel, and shall disclose and make available to PHFG all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of the Company and the Bank, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, loan files, plans affecting employees, and any other business activities or prospects in which PHFG may have a reasonable interest, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations and shall not violate any law or agreement or constitute the waiver of any privilege. In the event that the Company is prohibited by law or agreement from providing any of the access referred to in the preceding sentence to PHFG, it shall use its reasonable best efforts to obtain promptly waivers thereof so as to permit such access. The Company shall make the directors, officers, employees and agents and authorized representatives (including counsel and inde-pendent public accountants) of the Company and the Bank available to confer with PHFG and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations.

     (b) All information furnished to PHFG by the Company previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be held in confidence to the extent required by, and in accordance with, the confidentiality agreement, dated May 28, 1997, between the Company and PHFG (the "Confidentiality Agreement").


5.5  PRESS RELEASES

     PHFG and the Company shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which it determines in good faith is required by law or regulation.

5.6  BUSINESS OF THE COMPANY

     (a) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or the Bank Merger Agreement or with the prior written consent of PHFG, the Company and the Bank shall carry on their respective businesses in the ordinary course consistent with past practice. The Company will use all reasonable efforts to (x) preserve its business organization and that of the Bank intact, (y) keep available to itself and PHFG the present services of the employees of the Company and the Bank and
(z) preserve for itself and PHFG the goodwill of the customers of the Company and the Bank and others with whom business relationships exist. Without limiting the generality of the foregoing, except with the prior written consent of PHFG or as expressly contemplated hereby or the Bank Merger Agreement, between the date hereof and the Effective Time, the Company shall not, and shall cause the Bank not to:

          (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for regular quarterly cash dividends at the rates specified in Section 3.1 hereof on the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock and, subject to PHFG's agreement as to the calculation of the amount, cash dividends thereon at such rates for any partial quarterly period prior to the Effective Time, and except that nothing contained herein shall be deemed to affect the ability of the Bank to pay dividends on its capital stock to the Company;

          (ii) issue any shares of its capital stock, other than in the case of the Company upon conversion of shares of Company Preferred Stock, Class B Common Stock and Class C Common Stock in accordance with their respective terms as of the date hereof; or issue, grant, modify or authorize any Rights or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

          (iii)amend its Articles of Incorporation or Bylaws or equivalent documents; impose, or suffer the imposition, on any share of stock held by the Company in the Bank of any material lien, charge or encumbrance or permit any such lien to exist; or waive or release any material right or cancel or compromise any material debt or claim;

          (iv) increase the rate of compensation of any of its directors, executive officers or employees, or pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to, any of its directors, officers or employees, except (i) as may be required pursuant to binding commitments existing on the date hereof and Previously Disclosed and (ii) in the case of employees who are not officers above the level of Vice President, such as may be granted in the ordinary course of business consistent with past practice;

          (v) enter into or, except as may be required by law, modify any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to the Company's 401(k) Profit Sharing Plan, except in accordance with the Company's past practice during 1997;

          (vi) enter into (w) any agreement, arrangement or commitment not made in the ordinary course of business, (x) any agreement, indenture or other instrument relating to the borrowing of money by the Company or the Bank (other than in the case of the Bank deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or guarantee by the Company or the Bank of any such obligation, (y) any agreement, arrangement or commitment relating to the employment of, or severance of, an officer, employee or consultant or amend any such existing agreement, provided that the Company or the Bank may employ an employee in the ordinary course of business if the employment of such employee is terminable by the Company or the Bank at will without liability, other than as required by law, or (z) any contract, agreement or understanding with a labor union;

          (vii)change its method of accounting in effect for the year ended December 31, 1996, except as required by changes in laws or regulations or generally accepted accounting principles concurred in by its and PHFG's independent public accountants, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the year ended December 31, 1996, except as required by changes in laws or regulations;

          (viii)purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practice and policies;

          (ix) make any capital expenditures, other than pursuant to binding commitments existing on the date hereof and which are Previously Disclosed and other than expenditures necessary to maintain existing assets in good repair, provided that in no event may capital expenditures exceed $25,000 in the aggregate;

          (x) file any applications or make any contract with respect to branching or site location or relocation;

          (xi) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

          (xii)engage in any transaction with an Affiliate, other than transactions in the ordinary course of business consistent with past practice and which are in compliance with the requirements of applicable laws and regulations;

          (xiii)enter into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

          (xiv)discharge or satisfy any material lien or encumbrance or pay any material obligation or liability (absolute or contingent) other than at scheduled maturity or in the ordinary course of business;

          (xv) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

          (xvi)take any action that would result in any of the representations and warranties of the Company contained in this Agreement not to be true and correct in any material respect at the Effective Time or that could reasonably result in any material delay in consummation of the transactions con-templated hereby; or

          (xvii)agree to do any of the foregoing.

     (b) The Company shall not authorize or permit any of its directors, officers, employees or agents to directly or indirectly solicit, initiate or encourage any inquiries relating to, or the making of any proposal which constitutes, an Acquisition Transaction (as defined below), or, except to the extent legally required for the discharge of the fiduciary duties of the Board of Directors of the Company, as advised by counsel, (i) recommend or endorse an Acquisition Transaction, (ii) participate in any discussions or negotiations regarding an Acquisition Transaction or (iii) provide any third party (other than PHFG) with any nonpublic information in connection with any inquiry or proposal relating to an Acquisition Transaction. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than PHFG with respect to any of the foregoing, and will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 5.6(b). The Company will notify PHFG immediately if any inquiries or proposals relating to an Acquisition Transaction are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company, and the Company will promptly inform PHFG in writing of all of the relevant details with respect to the foregoing. As used in this Agreement, "Acquisition Transaction" shall mean (i) a merger or consolidation, or any similar transaction, involving the Company or the Bank, (ii) a purchase, lease or other acquisition of a substantial portion of the assets or liabilities of the Company or the Bank or (iii) a purchase or other acquisition (including by way of share exchange, tender offer, exchange offer or otherwise) of more than 10% of any class or series of equity securities of the Company or the Bank.

5.7  CURRENT INFORMATION

     During the period from the date of this Agreement to the Effective Time, the Company shall, upon the request of PHFG, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of PHFG regarding its financial condition, operations, business and prospects and matters relating to the completion of the transactions contemplated hereby. Concurrently with the filing thereof, the Company will deliver to PHFG copies of the regular and periodic reports filed by the Company and the Bank with the FRB and the OCC, as the case may be. As soon as reasonably available, but in no event more than 25 days after the end of each calendar quarter ending after the date of this
Agreement (other than the last quarter of each calendar year ending December 31), the Company will deliver to PHFG an unaudited consolidated balance sheet and a consolidated statement of income for such quarter and the same quarter in the preceding year prepared in accordance with generally accepted accounting principles, and, as soon as reasonably available, but in no event more than 90 days after the end of each calendar year, the Company will deliver to PHFG audited consolidated financial statements which are comparable in nature and scope to the audited Company Financial Statements at December 31, 1996 and 1995 and for each of the years ended December 31, 1996, 1995 and 1994.

5.8  BENEFIT PLANS AND ARRANGEMENTS

     (a) As soon as administratively practicable after the Effective Time, PHFG shall take all reasonable action so that employees of the Company and the Bank shall be entitled to participate in the PHFG employee benefit plans of general applicability, and until such time the Company Employee Plans, with the exception of the Company Option Plan, shall remain in effect. For purposes of determining eligibility to participate in and the vesting of benefits under the PHFG employee benefit plans (other than PHFG's defined benefit pension plan), PHFG shall recognize years of service with the Company, the Bank and Casco Northern Bank, N.A. prior to the Effective Time. PHFG shall provide employees of the Company and the Bank with full credit for copayment and deductible amounts under any employee benefit plans paid by such employees prior to the Effective Time and shall not apply any preexisting condition limitations to such employees.

     (b) All employees of the Company or the Bank as of the Effective Time shall become employees of PHFG or PHB as of the Effective Time, provided that PHFG and PHB shall have no obligation to continue the employment of any such person and nothing contained in this Agreement shall give any employee of the Company or the Bank a right to continuing employment with PHFG or PHB after the Effective Time.

     (c) PHFG agrees to cause PHB, as successor to the Bank upon consummation of the Bank Merger, to honor the obligations of the Bank under the Severance Agreements between the Bank and each of Thomas N. Pelletier, Gregory D. Landroche, Ann P. Hibbard and William E. Saufley, as Previously Disclosed pursuant to Section 3.15 hereof (the "Severance Agreements"). The Company agrees that it will not, and will not permit the Bank to, make any payment to an executive pursuant to a Severance Agreement which may be required prior to the Effective Time (as a result of termination of an executive's employment pursuant to Section 2.1(b) of the Severance Agreement or otherwise) or thereafter without PHFG's prior written consent, it being the intent of the parties that the amount of any such payment, in combination with any other "parachute payment," as defined in Section 280G(b)(2) of the Code, to which an executive may be entitled (as a result of the termination of a Company Option pursuant to Section 2.7 hereof or otherwise) shall not exceed the maximum amount that is tax-deductible by the Bank or any successor thereto under applicable federal and state law, as required by Section 3.1 of the Severance Agreements.

5.9  INDEMNIFICATION; INSURANCE

     (a) From and after the Effective Time through the sixth anniversary of the Effective Time, PHFG agrees, and PHFG agrees to cause PHB (each an "Indemnifying Party" and together the "Indemnifying Parties"), to indemnify and hold harmless each present and former director, officer or employee of the Company or the Bank, as applicable, determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent to which such Indemnified Parties were entitled under the Bylaws of the Company and the Bank, in each case as in effect on the date hereof, provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim. Without limiting the foregoing obligation, PHFG also agrees that all limitations of liability existing in favor of any of the foregoing Indemnified Parties in the MBCA, as in effect on the date hereof, arising out of matters existing or occurring at or prior to the Effective Time shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time, provided, however, that all such rights in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

     (b)  Any Indemnified Party  wishing  to  claim  indemnification  under
Section 5.9(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the appropriate Indemnifying Party thereof, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not materially prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction); (ii) the Indemnified Parties will cooperate in the defense of any such matter; (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent; and (iv) the Indemnifying Party shall have no obligation hereunder in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable laws and regulations.

     (c) On or prior to the Effective Time, the Company, or if the Company is unable to do so PHFG, shall purchase insurance coverage on substantially the same terms and conditions as the liability insurance provided by the Company for directors and officers of the Company and the Bank as of the date hereof for a period of not less than one year following the Effective Time.

5.10 THE BANK MERGER

     The Company and PHFG shall take all action necessary and appropriate, including causing the entering into of a merger agreement by the Bank and PHB (the "Bank Merger Agreement"), to cause the Bank to merge with and into PHB (the "Bank Merger"), in accordance with the applicable provisions of the laws and regulations of the State of Maine and the United States, immediately after consummation of the Merger. PHB shall be the surviving corporation in the Bank Merger, and shall continue its corporate existence under the laws of the United States as a direct, wholly-owned subsidiary of PHFG. Upon consummation of the Bank Merger, the separate corporate existence of the Bank shall cease.

5.11 DISCLOSURE SUPPLEMENTS

     From time  to  time  prior  to  the  Effective  Time, each party shall promptly supplement or amend any materials Previously Disclosed and delivered to the other party pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in materials Previously Disclosed to the other party or which is necessary to correct any information in such materials which has been rendered inaccurate thereby; no such supplement or amendment to such materials shall be deemed to have modified the representations, warranties and covenants of a party for the purposes of determining whether the conditions set forth in
Article VI hereof have been satisfied.

5.12 FAILURE TO FULFILL CONDITIONS

     In the event that any of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party or parties. Each party will promptly inform the other party or parties of any facts applicable to it that would be likely to prevent or materially delay approval of the Merger or the Bank Merger by any Governmental Entity or third party or which would otherwise prevent or materially delay completion of the Merger or the Bank Merger.


                            ARTICLE VI

                       CONDITIONS PRECEDENT


6.1  CONDITIONS PRECEDENT - PHFG, MERGER SUB AND THE COMPANY

     The respective obligations of PHFG, Merger Sub and the Company to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time.

     (a) All corporate action necessary to authorize the execution and delivery of this Agreement and consummation of the transactions contemplated hereby shall have been duly and validly taken by PHFG, Merger Sub and the Company, including approval by the requisite votes of the shareholders of the Company of this Agreement, and all corporate action necessary to authorize the execution and delivery of the Bank Merger Agreement and consummation of the transactions contemplated thereby shall have been duly and validly taken by the Bank and PHB.

     (b) All approvals, consents and waivers from any Governmental Entity the approval, consent or waiver of which is required for the consummation of the Merger and the Bank Merger shall have been received and all statutory waiting periods in respect thereof shall have expired, provided, however, that no approval, consent or waiver referred to in this Section 6.1(b) shall be deemed to have been received if it shall include any condition or requirement that, individually or in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by this Agreement to PHFG that had such condition or requirement been known PHFG, in its reasonable judgment, would not have entered into this Agreement.

     (c) None of PHFG, the Company or their respective Subsidiaries shall be subject to any statute, rule, regulation, order, injunction or decree which shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger or the Bank Merger.

6.2  CONDITIONS PRECEDENT - THE COMPANY

     The obligations of the Company to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by the Company pursuant to Section 7.4 hereof.

     (a) The representations and warranties of PHFG set forth in Article IV hereof shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), provided, however, that notwithstanding anything herein to the contrary, this Section 6.2(a) shall be deemed to have been satisfied even if such representations and warranties are not true and correct unless the failure of any of the representations and warranties to be so true and correct would have, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of PHFG, Merger Sub or PHB, as applicable, to consummate the Merger or the Bank Merger.

     (b) PHFG shall have performed all material obligations and covenants required to be performed by it on or prior to the Effective Time.

     (c) PHFG shall have delivered to the Company a certificate, dated the date of the Closing and signed by its Chief Executive Officer and Chief Financial Officer, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

     (d) The Company shall have received an opinion or opinions of Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C., and Carol L. Mitchell, Esq., Executive Vice President and General Counsel of PHFG, dated the date of the Closing, that collectively address the matters set forth in Exhibit B hereto.

     (e) The consent, approval or waiver of each person (other than the Governmental Entities referred to in Section 6.1(b) hereof) whose consent, approval or waiver shall be required in connection with the Merger or the Bank Merger under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which the Company or the Bank is a party or is otherwise bound shall have been obtained, except those consents or approvals for which failure to obtain would not, individually or in the aggregate, materially adversely affect the ability of the Company or the Bank, as applicable, to consummate the Merger or the Bank Merger.

     (f) There shall not be pending any proceeding initiated by any Governmental Entity to seek an order, injunction or decree which prevents consummation of the Merger or the Bank Merger.

     (g) PHFG and Merger Sub shall have furnished the Company with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.2 as such conditions relate to PHFG and Merger Sub as the Company may reasonably request.

6.3  CONDITIONS PRECEDENT - PHFG AND MERGER SUB

     The obligations of PHFG and Merger Sub to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by PHFG and Merger Sub pursuant to Section 7.4 hereof.

     (a)  The representations and  warranties  of  the Company set forth in
Article III hereof shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), provided, however, that notwithstanding anything herein to the contrary, this Section 6.3(a) shall be deemed to have been satisfied even if such representations and warranties are not true and correct unless the failure of any of the representations and warranties to be so true and correct would have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or on the ability of the Company, PHFG, Merger Sub or PHB, as applicable, to consummate the Merger or the Bank Merger.

     (b) The Company shall have performed all material obligations and covenants required to be performed by it on or prior to the Effective Time.

     (c) The Company shall have delivered to PHFG a certificate, dated the date of the Closing and signed by its Chief Executive Officer and Chief Financial Officer, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

     (d) PHFG shall have received an opinion or opinions of counsel mutually acceptable to the Company and PHFG and William E. Saufley, Esq., Senior Vice President of the Company, dated the date of the Closing, that collectively address the matters set forth in Exhibit C hereto.

     (e) The consent, approval or waiver of each person (other than the Governmental Entities referred to in Section 6.1(b) hereof) whose consent, approval or waiver shall be required in connection with the Merger or the Bank Merger under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which the Company or the Bank is a party or is otherwise bound shall have been obtained, except those consents or approvals for which failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on the Company or materially adversely affect the ability of the Company, PHFG, Merger Sub or PHB, as applicable, to consummate the Merger or the Bank Merger.

     (f) There shall not be pending any proceeding initiated by any Governmental Entity to seek an order, injunction or decree which prevents consummation of the Merger or the Bank Merger.

     (g) Holders of a number of shares of outstanding Company Capital Stock which, upon conversion in accordance with their terms, if applicable, would represent 10.0% or more of the Class A Common Stock which would be outstanding upon conversion of all outstanding shares of Company Preferred Stock, Class B Common Stock and Class C Common Stock shall not have elected to exercise dissenters' or appraisal rights under Section 909 of the MBCA.

     (h) The Company shall have furnished PHFG with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.3 as such conditions relate to the Company as PHFG may reasonably request.

                            ARTICLE VII

                 TERMINATION, WAIVER AND AMENDMENT


7.1  TERMINATION

     This Agreement may be terminated:

     (a) at any time on or prior to the Effective Time, by the mutual consent in writing of the parties hereto;

     (b) at any time on or prior to the Effective Time, by PHFG and Merger Sub in writing if the Company has, or by the Company in writing if PHFG or Merger Sub has, in any material respect, breached (i) any material covenant or undertaking contained herein, or (ii) any representation or warranty contained herein which in the case of the Company would have, or could reasonably be expected to have, a Material Adverse Effect on the Company and in the case of PHFG would have, or could reasonably be expected to have, a material adverse effect on the ability of PHFG, Merger Sub or PHB, as applicable, to consummate the Merger or the Bank Merger, in any case if such breach has not been cured following written notice of such breach by the earlier of 30 days after the date on which such written notice of such breach is given to the party committing such breach or the Effective Time;

     (c) at any time, by any party hereto in writing, if any of the applications for prior approval referred to in Section 5.3 hereof are denied or are approved in a manner which does not satisfy the requirements of Section 6.1(b) hereof, and the time period for appeals and requests for reconsideration has run, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate to perform or observe in any material respect its agreements set forth herein to be performed or observed by such party at or before the Effective Time;

     (d) at any time, by any party hereto in writing, if the shareholders of the Company do not approve this Agreement in the required manner by a vote taken thereon at a meeting duly called for such purpose (including any adjournments thereof) unless the failure of such occurrence shall be due to the failure of the party seeking to terminate to perform or observe in any material respect its agreements set forth herein to be performed or observed by such party at or before such meeting of shareholders; and

     (e) by any party hereto in writing, if the Effective Time has not occurred by the close of business on the first anniversary of the date hereof, provided that this right to terminate shall not be available to any party whose failure to perform an obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger and the Bank Merger to be consummated by such date.

7.2  EFFECT OF TERMINATION

     In the event that this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, except that
(i) Sections 5.4(b) and Section 8.1 hereof shall survive any such termination and (ii) a termination pursuant to Section 7.1(b), (c), (d) or
(e) hereof shall not relieve the breaching party from liability for willful breach of any covenant, undertaking, representation or warranty giving rise to such termination.

7.3  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

     All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to be performed after the Effective Time (including without limitation the covenants set forth in Sections 5.8(c) and 5.9 hereof), provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive PHFG or the Company (or any director, officer or controlling person thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either PHFG or the Company.

7.4  WAIVER

     Each party hereto by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of the Company) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party or, to the extent permitted by law, satisfaction of any of the conditions precedent to its obligations contained herein or (iii) the performance by the other party of any of its obligations set forth herein, provided that any such waiver granted, or any amendment or supplement pursuant to Section 7.5 hereof executed, after shareholders of the Company have approved this Agreement shall not modify either the amount or form of the Merger Consideration or otherwise materially adversely affect any of such shareholders without the approval of the shareholders who are so affected.

7.5  AMENDMENT OR SUPPLEMENT

     This Agreement may be amended or supplemented at any time by mutual agreement of PHFG, Merger Sub and the Company, subject to the proviso to
Section 7.4 hereof. Any such amendment or supplement must be in writing and approved by their respective Boards of Directors.

                           ARTICLE VIII

                           MISCELLANEOUS


8.1  EXPENSES; TERMINATION FEE

     (a) Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants, accountants and counsel, provided that in the event of a termination of this Agreement resulting from a breach of a representation, warranty, covenant or undertaking, the party committing such breach shall be liable for the expenses of the other party without prejudice to any other rights or remedies as may be available to the non-breaching party, including without limitation any rights under Section 8.1(b) hereof.

     (b) Notwithstanding any provision in this Agreement to the contrary, in order to induce PHFG to enter into this Agreement and as a means of compensating PHFG for the substantial direct and indirect monetary and other costs incurred and to be incurred in connection with this Agreement and the transactions contemplated hereby, the Company agrees to pay PHFG, and PHFG shall be entitled to payment of, a fee (the "Fee") of $3,500,000 upon the occurrence of a Termination Event (as defined herein) so long as the Termination Event occurs prior to a Fee Termination Event (as defined herein). Such payment shall be made to PHFG in immediately available funds within five business days after the occurrence of a Termination Event. A Fee Termination Event shall be the first to occur of the following: (i) the Effective Time, (ii) 18 months after termination of this Agreement in accordance with its terms following the first occurrence of a Preliminary Termination Event (as defined herein), (iii) termination of this Agreement in accordance with the terms hereof prior to the occurrence of a Termination Event or a Preliminary Termination Event (other than a termination of this Agreement by PHFG pursuant to Section 7.1(b) hereof as a result of a willful breach of any representation, warranty, covenant or agreement of the Company) or (iv) 18 months after the termination of this Agreement by PHFG pursuant to Section 7.1(b) hereof as a result of a willful breach of any representation, warranty, covenant or agreement of the Company.

     (c) For purposes of this Agreement, a "Termination Event" shall mean any of the following events:

          (i) the Company or the Bank, without having received PHFG's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, and the rules and regulations thereunder), other than PHFG or a Subsidiary of PHFG, or the Board of Directors of the Company shall have recommended that the shareholders of the Company approve or accept any Acquisition Transaction with any person other than PHFG or a Subsidiary of PHFG;

          (ii) any person, other than PHFG or a Subsidiary of PHFG, shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the aggregate voting power represented by the outstanding Class A Common Stock and Series A Preferred Stock; or

          (iii)one or more Shareholders shall have breached his or her obligations pursuant to the Shareholder Agreement in a manner which materially adversely affects the ability of the Company to obtain the approval of the holders of the Company Capital Stock of this Agreement or otherwise materially adversely affects the ability of the parties hereto to consummate the transactions contemplated hereby.

     (d) For purposes of this Agreement, a "Preliminary Termination Event" shall mean any of the following events:

          (i) any person (other than PHFG or Subsidiary of PHFG) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Company Capital Stock such that, upon consummation of such offer, such person would own or control 10% or more of the Company Capital Stock which, upon conversion in accordance with their terms, if applicable, would represent 10.0% or more of the Class A Common Stock which would be outstanding upon conversion of all outstanding shares of Company Preferred Stock, Class B Common Stock and Class C Common Stock (such an offer being referred to herein as a "Tender Offer" and an "Exchange Offer," respectively);

          (ii) (A) the holders of Company Capital Stock shall not have approved this Agreement at the meeting of such shareholders held for the purpose of voting on this Agreement, (B) such meeting shall not have been held or shall have been canceled prior to termination of the Agreement or (C) the Company's Board of Directors shall have withdrawn or modified in a manner adverse to PHFG the recommendation of the Company's Board of Directors with respect to the Agreement, in each case after any person (other than PHFG or a Subsidiary of PHFG) shall have (x) made, or disclosed an intention to make, a bona fide proposal to the Company or its shareholders to engage in an Acquisition Transaction, (y) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (z) filed an application or given notice, whether in draft or final form, under the BHCA, the Bank Merger Act, as amended, or the Change in Bank Control Act of 1978, as amended, for approval to engage in an Acquisition Transaction; or

          (iii)the   Company   shall   have  breached  any  representation,
     warranty, covenant or obligation contained in this Agreement and such breach would entitle PHFG to terminate this Agreement under Section 7.1(b) hereof (without regard to the cure period provided for therein unless  such  cure  is  promptly
     effected   without   jeopardizing consummation of the Merger pursuant
     to the terms of this Agreement) after any person (other than PHFG or a Subsidiary of PHFG) shall have (x) made, or disclosed an intention to make, a bona fide proposal to the Company or its shareholders to
     engage   in   an  Acquisition Transaction,  (y)  commenced  a  Tender
     Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (z) filed an application or given notice, whether in draft or final form, under the BHCA, the Bank Merger Act, as amended, or the Change in Bank Control Act of 1978, as amended, for approval to engage in an Acquisition Transaction.

     (e) The Company shall promptly notify PHFG in writing of the occurrence of any Preliminary Termination Event or Termination Event.

8.2  ENTIRE AGREEMENT

     This Agreement (including the Shareholder Agreement), the Bank Merger Agreement and the Confidentiality Agreement contain the entire agreement among the parties with respect to the transactions contemplated hereby and supersede all prior arrangements or understandings with respect thereto, written or oral.

8.3  ASSIGNMENT; SUCCESSORS

     None of the parties hereto may assign any of its rights or obligations under this Agreement to any other person without the prior written consent of the other party or parties. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Except as provided in Sections 5.8(c) and
Section 5.9 hereof, nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors, any rights, remedies, obligations or liabilities. In the event that PHFG or any of its successors, (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors shall assume the obligations set forth in Sections 5.8(c) and 5.9 hereof, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each person covered thereby.

8.4  NOTICES

     All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by overnight express or by registered or certified mail, postage prepaid, addressed as follows:

     If to PHFG or Merger Sub:

          Peoples Heritage Financial Group, Inc.
          One Portland Square
          Portland, Maine  04112-9540
          Attn:William J. Ryan
               Chairman, President and Chief Executive Officer

     With a required copy to:

          Elias, Matz, Tiernan & Herrick L.L.P.
          734 15th Street, N.W.
          Washington, D.C. 20005
          Attn:Gerard L. Hawkins, Esq.

     If to the Company:

          Atlantic Bancorp
          511 Congress Street
          Portland, Maine 04101
          Attn:Lawrence Connell
               President and Chief Executive Officer

     With a required copy to:

          Arnold & Porter
          555 12th Street, N.W.
          Washington, D.C. 20004
          Attn:Steven L. Kaplan, Esq.

8.5  ALTERNATIVE STRUCTURE

     Notwithstanding any provision of this Agreement to the contrary, PHFG may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the acquisition of the Company set forth herein, provided that (i) the consideration to be paid to the holders of the Company Capital Stock is not thereby changed in kind or reduced in amount as a result of such modification and (ii) such modification will not materially delay or jeopardize receipt of any required regulatory approvals or any other condition to PHFG's and Merger Sub's obligations set forth in Sections 6.1 and 6.3 hereof.

8.6  INTERPRETATION

     The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or
interpretation   of   this

Agreement. The phrases "the date of this Agreement," "the date hereof" and terms of similar import herein, unless the context otherwise requires, shall be deemed to be the date first above written.

8.7  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.8  GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of Maine applicable to agreements made and entirely to be performed within such jurisdiction except to the extent federal law may be applicable.

8.9  EFFECTIVENESS

     Notwithstanding anything in this Agreement to the contrary, this Agreement shall not become effective and a legally binding obligation of PHFG and Merger Sub until each Shareholder listed on Schedule I to the Shareholder Agreement (other than William T. Knowles) has duly executed and delivered a Shareholder Agreement to PHFG.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                                        PEOPLES HERITAGE FINANCIAL
                                         GROUP, INC.


                                        By:     /S/ WILLIAM J. RYAN
                                                Name:   William J. Ryan
                                                Title:  Chairman, President
                                                        Chief Executive Officer


                                        PHFG, INC.


                                        By:     /S/ WILLIAM J. RYAN
                                                Name:   William J. Ryan
                                                Title:  Chairman, President
                                                        Chief Executive Officer


                                        ATLANTIC BANCORP


                                        By:     /S/ LAWRENCE CONNELL
                                                Name:   Lawrence Connell
                                                Title:  President and Chief
                                                         Executive Officer

                                                        EXHIBIT A





                           June 24, 1997



Peoples Heritage Financial Group, Inc.
P.O. Box 9540
One Portland Square
Portland, Maine 04112-9540

Gentlemen:

     The undersigned director or shareholder of Atlantic Bancorp (the "Company") understands that Peoples Heritage Financial Group, Inc. ("PHFG") is about to enter into an Agreement and Plan of Merger (the "Agreement") with the Company. The Agreement provides for the merger of a newly-formed subsidiary of PHFG with and into the Company (the "Merger") and the conversion of outstanding shares of capital stock of the Company into cash in accordance with the terms therein set forth. The outstanding capital stock of the Company consists of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Class A Common Stock, Class B Common Stock and Class C Common Stock (collectively, the "Company Capital Stock").

     In order to induce PHFG to enter into the Agreement, and intending to be legally bound hereby, the undersigned represents, warrants and agrees that at the meeting of the Company's shareholders contemplated by Section
5.2 of the Agreement and any adjournment thereof the undersigned will, in person or by proxy, vote or cause to be voted in favor of the Agreement and the Merger the shares of Company Capital Stock beneficially owned by the undersigned individually or, to the extent of the undersigned's proportionate voting interest, jointly with other persons, as well as (to the extent of the undersigned's proportionate voting interest) any other shares of Company Capital Stock over which the undersigned may hereafter acquire beneficial ownership (collectively, the "Shares"). Subject to the final paragraph of this agreement, the undersigned further agrees that he will use his best efforts to cause any other shares of Company Capital Stock over which he has or shares voting power to be voted in favor of the Agreement and the Merger.

     The undersigned represents and warrants that he has or shares the beneficial ownership of the number of shares of Company Capital Stock set forth opposite his name on Schedule I hereto.

     The undersigned further represents, warrants and agrees that until the earlier of (i) the consummation of the Merger or (ii) the termination of the Agreement in accordance with its terms, the undersigned will not, directly or indirectly:

          (a) vote any of the Shares, or cause or permit any of the Shares to be voted, in favor of any other merger, consolidation, plan of liquidation, sale of assets, reclassification or other transaction involving the Company or Atlantic Bank National Association (the "Bank") which would have the effect of any person, other than PHFG or an affiliate of PHFG, acquiring control over the Company, the Bank or any substantial portion of the assets of the Company or the Bank. As used herein, the term "control" means (1) the ability to direct the voting of 10% or more of the outstanding voting securities of a person having ordinary voting power in the election of directors or in the election of any other body having similar functions or (2) the ability to direct the management and policies of a person, whether through ownership of securities, through any contract, arrangement or understanding or otherwise.

          (b) sell or otherwise transfer any of the Shares, or cause or permit any of the Shares to be sold or otherwise transferred (i) pursuant to any tender offer, exchange offer or similar proposal made by any person, other than PHFG or an affiliate of PHFG, (ii) to any person known by the undersigned to be seeking to obtain control of the Company, the Bank or any substantial portion of the assets of the Company or the Bank or to any other person, other than PHFG or an affiliate of PHFG, under circumstances where such sale or transfer may reasonably be expected to assist a person seeking to obtain such control or (iii) for the principal purpose of avoiding the obligations of the undersigned under this agreement.

     It is understood and agreed that this agreement relates solely to the capacity of the undersigned as a shareholder or other beneficial owner of the Shares and is not in any way intended to affect the exercise by the undersigned of the undersigned's responsibilities as a director or officer of the Company or the Bank, if applicable. It is further understood and agreed that this agreement is not in any way intended to affect the exercise by the undersigned of any fiduciary responsibility which the undersigned may have in respect of any Shares as of the date hereof.

     Use of the masculine gender herein shall be considered to represent the masculine, feminine or neuter gender whenever appropriate.

                                             Very truly yours



                                             _________________________
                                             Name:

Accepted and Agreed to:
PEOPLES HERITAGE FINANCIAL GROUP, INC.


By:  ----------------------
     Name:  William J. Ryan
     Title: Chairman, President and Chief Executive Officer

                                                       Schedule I

                                       Number of Shares Beneficially Owned of
                           Class A           Class B           Class C
Name of Shareholder        Common Stock      Common Stock      Common Stock

Dwight L. Allison III        8,750                --                --
Andrew P. Barowsky          38,972                --                --
Weston L. Bonney            17,785             1,749                --
Lawrence Connell            53,818(1)             --                --
John P.M. Higgins           48,069             8,052                --
Robert B. Holmes            43,843             3,672                --
William T. Knowles              --                --                --
Donald A. Leeber            18,972                --                --
Robert C.S. Monks           48,069             6,120                --
Kenneth M. Nelson           15,281                --                --
Peggy L. Osher               9,000                --                --
Anthony M. Payne               500                --                --
Anne B. Pringle              1,758                --                --
Lyndel J. Wishcamper       193,247             5,246                --
Millicent S. Monks          96,575                --                --
Robert A.G. Monks           98,634             2,448                --
William F.K. Monks          70,100                --                --
Triumph Capital, L.P., II  127,793                --           250,000



     (1) Does not include options to purchase 66,368 shares of Class A Common Stock.

                                       Number of Shares Beneficially Owned of
                           Series A          Series B          Series C
Name of Shareholder        Preferred Stock   Preferred Stock   Preferred Stock

Dwight L. Allison III        2,500                --                --
Andrew P. Barowsky          12,500                --                --
Weston L. Bonney                --                --                --
Lawrence Connell                --                --                --
John P.M. Higgins               --             1,150                --
Robert B. Holmes                --                --                --
William T. Knowles              --                --                --
Donald A. Leeber            12,450                --                --
Robert C.S. Monks               --                --                --
Kenneth M. Nelson            8,800                --                --
Peggy L. Osher               4,000                --                --
Anthony M. Payne                --                --                --
Anne B. Pringle                500                --                --
Lyndel J. Wishcamper            --                --                --
Millicent S. Monks              --               500                --
Robert A.G. Monks               --                --                --
William F.K. Monks          70,100                --                --
Triumph Capital, L.P., II       --             2,000             2,000

                                                        EXHIBIT B


[MATTERS TO BE COVERED IN OPINION(S) OF COUNSEL TO BE DELIVERED TO THE COMPANY PURSUANT TO SECTION 6.2(D) OF THE AGREEMENT]


     (a) Each of PHFG, PHB and Merger Sub is duly incorporated and validly existing under the laws of the State of Maine.

     (b) The Agreement has been duly authorized, executed and delivered by PHFG and Merger Sub and constitutes a valid and binding obligation of PHFG and Merger Sub enforceable in accordance with its terms, except that the enforceability of the obligations of PHFG and Merger Sub may be limited by
(i) bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors, (ii) equitable principles limiting the right to obtain specific performance or other similar equitable relief and
(iii) considerations of public policy, and except that certain remedies may not be available in the case of a nonmaterial breach of the Agreement.

     (c) The Bank Merger Agreement has been duly authorized, executed and delivered by PHB and constitutes a valid and binding obligation of PHB enforceable in accordance with its terms, except that enforceability of the obligations of PHB may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors, (ii) equitable principles limiting the right to obtain specific performance or other similar equitable relief and (iii) considerations of public policy, and except that certain remedies may not be available in the case of a nonmaterial breach of the Bank Merger Agreement.

     (d) All corporate and shareholder actions required to be taken by PHFG and Merger Sub by law and their respective Articles of Incorporation and Bylaws to authorize the execution and delivery of the Agreement and consummation of the Merger have been taken, and all corporate and shareholder actions required to be taken by PHB by law and its Articles of Incorporation and Bylaws to authorize the execution and delivery of the Bank Merger Agreement and consummation of the Bank Merger have been taken.

     (e)  All   permits,   consents,  waivers,  clearances,  approvals  and
authorizations of any Governmental Entity or third party which are necessary to be obtained by (i) PHFG and Merger Sub to permit the execution, delivery and performance of the Agreement and consummation of the Merger have been obtained and (ii) PHB to permit the execution, delivery and performance of the Bank Merger Agreement and consummation of the Bank Merger have been obtained.

     In rendering their opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon certificates of governmental officials and, as to matters of fact, certificates of officers of PHFG or any PHFG Subsidiary. The opinion of such counsel need refer only to matters of Maine and federal law and may add other qualifications and explanations of the basis of their opinion as may be reasonably acceptable to the Company.

                                                        EXHIBIT C


[MATTERS TO BE COVERED IN OPINIONS OF COUNSEL TO BE DELIVERED TO PHFG PURSUANT TO SECTION 6.3(D) OF THE AGREEMENT]


     (a) Each of the Company and the Bank is duly incorporated and validly existing under the laws of the State of Maine and the United States, respectively.

     (b)  The  authorized  capital stock of the Company is as set forth  in
Section 3.1 of the Agreement. As of the date hereof, there are (i) ______ shares of Company Common Stock issued and outstanding, consisting of _____ shares, 35,339 shares and 267,387 shares of Class A Common Stock, Class B Common Stock and Class C Common Stock, respectively, and (ii) 406,875 shares of Company Preferred Stock issued and outstanding, consisting of 398,700 shares, 6,175 shares and 2,000 shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, respectively. All of the outstanding shares of Company Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable, and the shareholders of the Company have no preemptive rights with respect to any shares of Company Capital Stock. All of the outstanding shares of capital stock of the Bank have been duly authorized and validly issued, are fully paid and nonassessable (except as provided in the National Bank Act) and, to the knowledge of such counsel, are directly or indirectly owned by the Company free and clear of all liens, claims, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever. To such counsel's knowledge, except for (i) Company Options to purchase _______ shares of Class A Common Stock, which shall be cancelled on or before the Effective Time pursuant to the Agreement, and (ii) the conversion rights of the holders of issued and outstanding shares of Company Preferred Stock, Class B Common Stock and Class C Common Stock, there are no Rights authorized, issued or outstanding with respect to the capital stock of the Company or the Bank.

     (c) The Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except that the enforceability of the obligations of the Company may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors, (ii) equitable principles limiting the right to obtain specific performance or other similar equitable relief and (iii) considerations of public policy, and except that certain remedies may not be available in the case of a nonmaterial breach of the Agreement.

     (d) The Bank Merger Agreement has been duly authorized, executed and delivered by the Bank and constitutes a valid and binding obligation of the Bank enforceable in accordance with its terms, except that enforceability of the obligations of the Bank may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors, (ii) equitable principles limiting the right to obtain specific performance or other similar equitable relief and (iii) considerations of public policy, and except that certain remedies may not be available in the case of a nonmaterial breach of the Bank Merger Agreement.

     (e) All corporate and shareholder actions required to be taken by the Company by law and the Articles of Incorporation and Bylaws of the Company to authorize the execution and delivery of the Agreement and consummation of the Merger have been taken, and all corporate and shareholder actions required to be taken by the Bank by law and its Articles of Association and Bylaws to authorize the execution and delivery of the Bank Merger Agreement and consummation of the Bank Merger have been taken.

     (f)  All  permits,  consents,  waivers,  clearances,   approvals   and
authorizations of any Governmental Entity or third party which are necessary to be obtained by (i) the Company to permit the execution, delivery and performance of the Agreement and consummation of the Merger have been obtained and (ii) the Bank to permit the execution, delivery and performance of the Bank Merger Agreement and consummation of the Bank Merger have been obtained.

     (g) To such counsel's knowledge, there are no material legal or governmental proceedings pending to which the Company or any Company Subsidiary is a party or to which any property of the Company or any the Company Subsidiary is subject and no such proceedings are threatened by governmental authorities or by others.

     In rendering their opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon certificates of governmental officials and, as to matters of fact, certificates of officers of the Company or the Bank (in the case of the opinion of outside counsel only). The opinion of such counsel need refer only to matters of Maine and federal law and may add other qualifications and explanations of the basis of their opinion as may be reasonably acceptable to PHFG.